EXHIBIT 10.2
                             SHAREHOLDER AGREEMENT

                            BAYOU STEEL CORPORATION
                                 THE "COMPANY"

                        BAYOU STEEL PROPERTIES LIMITED
                                      AND
                               HOWARD M. MEYERS
                        COLLECTIVELY, THE "SHAREHOLDER"

                                      AND

                            RICE PARTNERS II, L.P.
                                THE "PURCHASER"

                                 JUNE 13, 1995

                               TABLE OF CONTENTS
                                                                    PAGE
                                                                    ----
Article I         Definitions........................................ 1

Article II        [INTENTIONALLY OMITTED]............................ 1

Article III       [INTENTIONALLY OMITTED]............................ 1

Article IV        Co-Sale Rights..................................... 1

       4.01       Rights of Co-Sale.................................. 1
       4.02       Method of Electing Sale; Allocation of Sales....... 2
       4.03       Sales to Related Parties........................... 3

Article V         Liquidity.......................................... 3

       5.01       Required Registration.............................. 3
       5.02       Incidental Registration............................ 3
       5.03       Form S-3 Registrations............................. 4
       5.04       Registration Procedures............................ 4
       5.05       Allocation of Expenses............................. 6
       5.06       Listing on Securities Exchange..................... 7
       5.07       Holdback Agreements................................ 7
       5.08       Rule 144........................................... 7
       5.09       Rule 144A.......................................... 7
       5.10       Limitations on Subsequent Registration Rights...... 8
       5.11       Good Faith......................................... 8
       5.12       Certain Limitations................................ 8
       5.13       Indemnification; Contribution...................... 8

Article VI        Directors..........................................11

       6.01       Voting Agreement...................................11
       6.02       Board of Directors.................................11

Article VII       Conditions.........................................11

       7.01       Warrant Agreement Conditions.......................11
       7.02       Proceedings........................................11

Article VIII      Miscellaneous......................................12

       8.01       Default............................................12
       8.02       Integration........................................12
       8.03       Headings...........................................12

                                       (i)

       8.04       Severability.......................................12
       8.05       Notices............................................12
       8.06       Successors.........................................14
       8.07       Remedies...........................................14
       8.08       Payment of Expenses................................14
       8.09       Counterparts.......................................14
       8.10       Other Business.....................................14
       8.11       Choice of Law......................................15
       8.12       Nominees for Beneficial Owners.....................15
       8.13       Fiduciary Duties...................................15
       8.14       Duties Among Holders...............................15
       8.15       Actions by Holders.................................15

                                      (ii)

                             SHAREHOLDER AGREEMENT

      SHAREHOLDER AGREEMENT (the "AGREEMENT") made as of June 13, 1995, by and between BAYOU STEEL CORPORATION, a Delaware corporation (the "COMPANY"), HOWARD
M. MEYERS, and BAYOU STEEL PROPERTIES LIMITED, a Delaware corporation (individually and collectively, the "SHAREHOLDER"), and RICE PARTNERS II, L.P., a Delaware limited partnership (the "PURCHASER").

                             W I T N E S S E T H:

      The Company has entered into a Preferred Stock and Warrant Purchase Agreement (the "WARRANT AGREEMENT") dated of even date with this Agreement with the Purchaser.

      The Purchaser is willing to enter into and consummate the transactions contemplated by the Warrant Agreement only if, among other things, (i) the Company enters into, and performs under, this Agreement and (ii) the Shareholders enter into, and perform under, this Agreement.

      NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser, the Shareholder, and the Company, intending to be legally bound, agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

      All terms used in this Agreement will have the meanings ascribed to them in the Warrant Agreement unless otherwise specifically defined in this Agreement.

                                  ARTICLE II
                            [INTENTIONALLY OMITTED]

                                  ARTICLE III
                            [INTENTIONALLY OMITTED]

                                  ARTICLE IV
                                CO-SALE RIGHTS

      4.01 RIGHTS OF CO-SALE. In the event that any Shareholder intends to sell or transfer, directly or indirectly, any shares of any class of Capital Stock held by it to any Person other than a Related Party, each Holder will have the right to participate in such sale or transfer on the terms set forth in this
ARTICLE IV; PROVIDED, HOWEVER, none of the provisions of this Agreement will apply to any sale by a Shareholder of shares of Capital Stock in a bona fide public offering under the Securities Act or sold to the public pursuant to Rule 144 under the Securities Act.

      4.02 METHOD OF ELECTING SALE; ALLOCATION OF SALES. Subject to SECTION 4.03, no sale or transfer by any Shareholder of any shares of Capital Stock of the Company will be valid unless

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the transferee of such Capital Stock first agrees in writing to be bound by the same terms and conditions that apply to the Shareholder under this Agreement and the Warrant Agreement. In addition, before any shares of Capital Stock held, directly or indirectly, by any Shareholder may be sold or transferred to a Person other than a Related Party, the Shareholder (as such, the "SELLING SHAREHOLDER") will comply with the following provisions:

            (a) The Selling Shareholder will deliver or cause to be delivered a written notice (the "NOTICE OF SALE") to each Holder at least thirty (30) days prior to making any such sale or transfer. The Company agrees to provide the Selling Shareholder with a list of the names and addresses of each such Holder for such purpose. The Notice of Sale will include (i) a statement of the Selling Shareholder's bona fide intention to sell or transfer; (ii) the name and address of the prospective transferee (the "BUYER"); (iii) the number of shares of Capital Stock of the Company to be sold or transferred; (iv) the terms and conditions of the contemplated sale or transfer; (v) the purchase price in cash that the Buyer will pay for such shares of Capital Stock (including the Fair Market Value of any noncash consideration); (vi) the expected closing date of the transaction; and (vii) such other information as the Holders may reasonably request to facilitate their decision as to whether or not to exercise the rights granted by this ARTICLE IV.

            (b) Any Holder receiving the Notice of Sale may elect to participate in the contemplated sale or transfer by exercising its right to co-sell its Capital Stock pursuant to SECTION 4.02(C). Such right may be exercised in the sole discretion of the Holder by delivering a written notice (an "ELECTION NOTICE") to the Company and the Selling Shareholder within thirty (30) days after receipt of such Notice of Sale stating the election of the Holder to exercise its right of co-sale pursuant to SECTION 4.02(C).

            (c) Each Holder may elect to sell or transfer in the contemplated transaction up to the total of the number of shares of Capital Stock of the type specified in the Notice of Sale then held by it (including, if applicable, the Issuable Warrant Shares). Promptly after the receipt of an Election Notice exercising such right, the Selling Shareholder will use its best efforts to cause the Buyer to amend its offer so as to provide for the Buyer's purchase, upon the same terms and conditions as those contained in the Notice of Sale, of all of the shares of Capital Stock (including the Issuable Warrant Shares) elected to be sold (the "CO-SELL SHARES") in such Election Notices. In the event that the Buyer is unwilling to amend its offer to purchase all of the Co-Sell Shares in addition to the shares of Capital Stock described in the related Notice of Sale, if the Selling Shareholder desires to proceed with the sale, the total number of shares that such Buyer is willing to purchase will be allocated to the Selling Shareholder and each Holder having given an Election Notice exercising its right pursuant to this SECTION 4.02(C) (the "CO-SELLERS") in proportion to the aggregate number of shares of Capital Stock (including, if applicable, Issuable Warrant Shares) of the type specified in the Notice of Sale held by each such Person; PROVIDED, HOWEVER, that no such Person will be so allocated a number of shares greater than the number of shares that it has sought to sell to such Buyer in the related Notice of Sale or Election Notice. All Capital Stock sold or transferred by the Selling Shareholder and the Co-Sellers with respect to a single Notice of Sale under this SECTION 4.02(C) will be sold or transferred to the Buyer in a single closing on the terms described in such Notice of Sale, and each such share will receive the same per share consideration. In the event that the Buyer for whatever reason, declines to purchase any shares from any Holder delivering an Election Notice, then the Selling Shareholder will not be permitted to sell or transfer any shares of Capital Stock to such Buyer.

      4.03 SALES TO RELATED PARTIES. No sale or transfer of shares of Capital Stock by the Shareholder to a Related Party will be subject to the provisions of
SECTION 4.02.

                                   ARTICLE V
                                   LIQUIDITY

      5.01 REQUIRED REGISTRATION. At any time after the date of this Agreement, the Holders may, upon not more than two (2) occasions make a written request to the Company requesting that the Company effect the registration of Registrable Securities; provided, that the first such registration request will not be made prior to January 1, 1996 and that, if so requested, the Company will use its reasonable best efforts to cause the first such registration to be effective as soon as possible after March 31, 1996. After receipt of such a request, the Company will, as soon as practicable, notify all Holders of such request and use its best efforts to effect the registration of all Registrable Securities that the Company has been so requested to register by any Holder for sale, all to the extent required to permit the disposition (in accordance with the intended method or methods thereof) of the Registrable Securities so registered.

      5.02 INCIDENTAL REGISTRATION. If the Company at any time proposes to file on its behalf or on behalf of any of its security holders a registration statement under the Securities Act on any form (other than a registration statement on Form S-4 or S-8 or any successor form unless such forms are being used in lieu of or as the functional equivalent of, registration rights) for any class that is the same or similar to Registrable Securities, it will give written notice setting forth the terms of the proposed offering and such other information as the Holders may reasonably request to all holders of Registrable Securities at least thirty (30) days before the initial filing with the Commission of such registration statement, and offer to include in such filing such Registrable Securities as any Holder may request. Each Holder of any such Registrable Securities desiring to have Registrable Securities registered under this SECTION 5.02 will advise the Company in writing within thirty (30) days after the date of receipt of such notice from the Company, setting forth the amount of such Registrable Securities for which registration is requested. The Company will thereupon include in such filing the number of Registrable Securities for which registration is so requested, and will use its best efforts to effect registration under the Securities Act of such Registrable Securities.

      Notwithstanding the foregoing provisions of this SECTION 5.02, if the managing underwriter or underwriters, if any, of such offering deliver a written opinion to the Company (upon which each Holder of such Registrable Securities will be entitled to rely) that the success of the offering would be materially and adversely affected by the inclusion of the Registrable Securities requested to be included, then the amount of securities to be offered for the accounts of Holders will be reduced pro rata (according to the Registrable Securities proposed for registration) to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter or underwriters; PROVIDED, HOWEVER, that if securities are being offered for the account of other Persons as well as the Company, then the proportion by which the amount of such class of Registrable Securities intended to be offered by

Holders is reduced will not exceed the proportion by which the amount of such class of securities intended to be offered by such other Persons is reduced.

      5.03 FORM S-3 REGISTRATIONS. In addition to the registration rights provided in SECTIONS 5.01 and 5.02 above, if at any time the Company is eligible to use Form S-3 (or any successor form) for registration of secondary sales of Registrable Securities, any Holder of Registrable Securities may request in writing that the Company register shares of Registrable Securities on such form. Upon receipt of such request, the Company will promptly notify all holders of Registrable Securities in writing of the receipt of such request and each such Holder may elect (by written notice sent to the Company within thirty (30) days of receipt of the Company's notice) to have its Registrable Securities included in such registration pursuant to this SECTION 5.03. Thereupon, the Company will, as soon as practicable, effect the registration on Form S-3 of all Registrable Securities that the Company has so been requested to register by such Holder for sale. The Company will use its best efforts to qualify and maintain its qualification for eligibility to use Form S-3 for such purposes.

      5.04 REGISTRATION PROCEDURES. In connection with any registration of Registrable Securities under this ARTICLE V, the Company will, as soon as practicable:

            (a) prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become and remain effective until the earlier of such time as all Registrable Securities subject to such registration statement have been disposed of or the expiration of ninety
      (90) days;

            (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities covered by such registration statement until the earlier of such time as all of such Registrable Securities have been disposed of or the expiration of ninety (90) days (except with respect to registrations effected on Form S-3 or any successor form, as to which no such period shall apply);

            (c) furnish to each Holder such number of copies of the registration statement and prospectus (including, without limitation, a preliminary prospectus) in conformity with the requirements of the Securities Act (in each case including all exhibits) and each amendment or supplement thereto, together with such other documents as any Holder may reasonably request;

            (d) use its best efforts to register or qualify the Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions within the United States and Puerto Rico as each Holder reasonably requests, and do such other acts and things as may be reasonably required of it to enable such holder to consummate the disposition in such jurisdiction of the securities covered by such registration statement, except that the Company will not be required to qualify to do business as a foreign corporation, subject itself to general taxation, or consent to general jurisdiction of the courts of any such jurisdiction;

            (e) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its securities holders, as soon as practicable, an earnings statement covering the period of at least twelve months beginning with the first month after the effective date of such registration statement, which earnings statement will satisfy the provisions of Section 11(a) of the Securities Act;

            (f) provide and cause to be maintained a transfer agent and registrar for Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement;

            (g) if requested by the underwriters for any underwritten offering of Registrable Securities on behalf of a Holder of Registrable Securities pursuant to a registration requested under SECTION 5.01, the Company will enter into an underwriting agreement with such underwriters for such offering, such agreement to contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, provisions with respect to indemnities and contribution as are reasonably satisfactory to such underwriters and the Holders; the Holders on whose behalf Registrable Securities are to be distributed by such underwriters will be parties to any such underwriting agreement and the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters, will also be made to and for the benefit of such Holders of Registrable Securities; and no Holder of Registrable Securities will be required by the Company to make any representations or warranties to or agreements with the Company or the underwriters other than reasonable and customary representations, warranties, or agreements regarding such Holder, such Holder's Registrable Securities, such Holder's intended method or methods of disposition, any other representation required by law and except that the Holders will severally indemnify and hold harmless (to the extent of their proceeds from the offering) the Company and any underwriter for any loss, damage, or expense arising from any misrepresentation of a material fact or omission contained in any information provided to the Company in writing expressly for inclusion in the registration statement relating to such Shareholder, its Registrable Securities, and the intended means of distribution;

            (h) furnish, at the written request of any Holder, on the date that such Registrable Securities are delivered to the underwriters for sale pursuant to such registration, or, if such Registrable Securities are not being sold through underwriters, on the date that the registration statement with respect to such Registrable Securities becomes effective,
      (i) an opinion in form and substance reasonably satisfactory to such Holders, and addressing matters customarily addressed in underwritten public offerings, of the counsel representing the Company for the purposes of such registration (who will not be an employee of the Company and who will be reasonably satisfactory to such Holders), addressed to the underwriters, if any, and to the selling Holders; and (ii) a letter (the "comfort letter") in form and substance reasonably satisfactory to such Holders, from the independent certified public accountants of the Company, addressed to the underwriters, if any, and to the selling Holders making such request (and, if such accountants refuse to deliver the comfort letter to such Holders, then the comfort letter will be addressed to the Company and accompanied by a letter from such accountants addressed to such Holders stating that they may rely on the comfort letter addressed to the Company); and

            (i) during the period when the registration statement is required to be effective, notify each selling Holder of the happening of any event as a result of which the prospectus included in the registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

      It will be a condition precedent to the obligation of the Company to take any action pursuant to this ARTICLE V in respect of the Registrable Securities that are to be registered at the request of any Holder of Registrable Securities that such Holder furnish to the Company such information regarding the Registrable Securities held by such Holder and the intended method of disposition thereof as is legally required in connection with the action taken by the Company. The managing underwriter or underwriters, if any, for any offering of Registrable Securities to be registered pursuant to SECTION 5.01 or
5.03 will be selected by the Holders of a majority of the Registrable Securities being so registered, subject to the consent of the Company, which will not be unreasonably delayed or withheld.

      5.05 ALLOCATION OF EXPENSES. Except as provided in the following sentence, the Company will bear all expenses arising or incurred in connection with any of the transactions contemplated by this ARTICLE V, including, without limitation,
(a) all expenses incident to filing with the National Association of Securities Dealers, Inc.; (b) registration fees; (c) printing expenses; (d) reasonable accounting and legal fees and expenses of one counsel for all Holders; (e) expenses of any special audits or comfort letters incident to or required by any such registration or qualification; and (f) expenses of complying with the securities or blue sky laws of any jurisdictions in connection with such registration or qualification. Each Holder will severally bear the expense of its underwriting fees, discounts, or commissions relating to its sale of Registrable Securities.

      5.06 LISTING ON SECURITIES EXCHANGE. If the Company lists any shares of Capital Stock on any securities exchange or on the National Association of Securities Dealers, Inc. Automated Quotation System or similar system, it will, at its expense, use commercially reasonable efforts to list thereon, maintain and, when necessary, increase such listing of, all Registrable Securities.

      5.07 HOLDBACK AGREEMENTS.

            (a) If any registration pursuant to SECTION 5.02 is in connection with an underwritten public offering in which the Company sells shares of Capital Stock, each Holder of Registrable Securities agrees, if so required by the managing underwriter, not to effect any public sale or distribution of Registrable Securities (other than as part of such underwritten public offering) during the period beginning seven (7) days prior to the effective date of such registration statement and ending on the one hundred twentieth (120th) day after the effective date of such registration statement; PROVIDED, HOWEVER, that each Shareholder and each Person that is an officer, director, or beneficial owner of five percent (5%) or more of the outstanding shares of any class of Capital Stock enters into such an agreement.

            (b) The Company and each Shareholder agree (i) not to effect any public sale or distribution during the period seven (7) days (or such longer period as may be prescribed by Rule 10b-6 under the Exchange Act) prior to the effective date of the registration statement employed in any underwritten public offering and ending on the one hundred twentieth (120th) day after any such registration statement contemplated by SECTION
      5.01 has become effective, except as part of such underwritten public offering pursuant to such registration statement and except pursuant to securities registered on Forms S-4 or S-8 of the Commission or any successor forms, and (ii) use their commercially reasonable efforts to cause each beneficial owner of more than five percent (5%) of any class of its equity securities or any securities convertible into or exchangeable or exercisable for any of such securities, in each case purchased from the Company at any time after the date of this Agreement (other than in a public offering), to agree not to effect any such public sale or distribution of such securities during such period.

      5.08 RULE 144. At all times following completion by the Company of a Public Offering, the Company will take such action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of Registrable Securities without registration pursuant to and in accordance with (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation adopted by the Commission. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it is in compliance with such requirements.

      5.09 RULE 144A. The Company agrees that, upon the request of any Holder or any prospective purchaser of a Warrant or Warrant Shares designated by a Holder, the Company will promptly provide (but in any case within fifteen (15) days of a request) to such Holder or potential purchaser, the following information:

            (a) a brief statement of the nature of the business of the Company and any Subsidiaries and the products and services they offer;

            (b) the most recent consolidated balance sheets and profit and losses and retained earnings statements, and similar financial statements of the Company for such part of the two preceding fiscal years prior to such request as the Company has been in operation (such financial information will be audited, to the extent reasonably available); and

            (c) such other information about the Company, any Subsidiaries, and their business, financial condition, and results of operations as the requesting Holder or purchaser of such Warrants requests in order to comply with Rule 144A, as amended, and the antifraud provisions of the federal and state securities laws.

The Company hereby represents and warrants to any such requesting Holder and any prospective purchaser of Warrants or Warrant Shares from such Holder that the information provided by the Company pursuant to this SECTION 5.09 will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

      5.10 LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS. From and after the date of this Agreement, the Company will not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (a) to include such securities in any registration filed under SECTION 5.01, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of its securities will not reduce the amount of the Registrable Securities of the Holders that is included or (b) to make a demand registration that could result in such registration statement being declared effective prior to the effectiveness of the first registration statement effected under SECTION 5.01 or within one hundred twenty (120) days of the effective date of any registration effected pursuant to SECTION 5.01.

      5.11 GOOD FAITH. The Company will not at any time take any action to avoid the performance in good faith of its obligations under this ARTICLE V.

      5.12 CERTAIN LIMITATIONS. Notwithstanding any other provision of this
ARTICLE V: (a) the Company may on one occasion in any twelve (12) month period postpone any registration under SECTION 5.01 or 5.03 for a period not to exceed 90 days if, in the good faith judgment of the board of directors of the Company, the effect of such registration would be to materially and adversely affect any pending or contemplated transaction or financing by the Company; and (b) the Company will not be required to effect any registration under SECTION 5.01 or
5.03 until the expiration of one hundred twenty (120) days after the completion of a registered public offering (other than an offering registered on Form S-4 or S-8 or a similar form).

      5.13 INDEMNIFICATION; CONTRIBUTION

      (a) INDEMNIFICATION BY THE COMPANY. In the event of any registration of Registrable Securities pursuant to this ARTICLE V, the Company agrees to indemnify each Holder participating in such registration (a "PARTICIPATING HOLDER"), its officers and directors and each Person that controls each such Participating Holder (within the meaning of section 15 of the Securities Act), against all losses, claims, damages, liabilities, and expenses (including any expenses reasonably incurred in investigating or defending any such loss, claim, damage, or liability) incurred by such Persons and arising out of or based on any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus, or any amendment thereof or supplement thereto (if used during the period the Company is required to keep such registration statement current), or arising out of or based on any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading; provided, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon any untrue or alleged untrue statement or omission or alleged omission made in such registration statement, such prospectus or preliminary prospectus or such post-effective amendment or supplement in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such Participating Holder, officers, directors or controlling Persons (or any underwriters acting on behalf of such Participating Holder) specifically for inclusion therein. In connection with an underwritten offering, the Company will indemnify the underwriters thereof, their officers and directors and each Person that controls such underwriters (within the meaning of section 15 of the Securities Act) to the same extent as provided above. The foregoing indemnification with respect to any preliminary prospectus will not inure to the benefit of any Participating Holder or underwriter (or to the benefit of any Person controlling such Participating Holder or underwriter) from whom the Person asserting any such losses, claims, damages, liabilities or expenses purchased Registrable Securities if a copy of the final prospectus had not been sent or given to such Person at or prior to the written confirmation of the sale of such Registrable Securities to such Person and the untrue statement or omission of a material fact contained in such preliminary prospectus was corrected in the final prospectus and the Company has furnished such Participating Holder or underwriter (or Person controlling such Participating Holder or underwriter) with a sufficient number of copies of such final prospectus. This indemnity will be in addition to, and not in lieu of, any liability that the Company otherwise may have.

      (b) INDEMNIFICATION BY PARTICIPATING HOLDERS. Each Participating Holder will furnish to the Company in writing such information with respect to such Participating Holder as the Company reasonably requests with respect to such Participating Holder, the Registrable Securities, and the proposed means of distribution for use in connection with any registration statement or prospectus and in the event of any registration of Registrable Securities pursuant to this
ARTICLE V agrees to indemnify the Company, its directors and officers and each Person that controls the Company (within the meaning of section 15 of the Securities Act) against any losses, claims, damages, liabilities and expenses (including any expenses reasonably incurred in investigating or defending any such loss, claim, damage or liability) incurred by such Persons and arising out of or based on any untrue or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the registration statement or prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that any such loss, claim, damage, liability or expense arises out of or is based upon any untrue or alleged untrue statement or omission or alleged omission made in such registration statement, such prospectus or preliminary prospectus or such post-effective amendment or supplement in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such Participating Holder, officers, directors or controlling Persons (or any underwriters acting on behalf of such Participating Holder) specifically for inclusion therein. This indemnity shall be in addition to, and not in lieu of, any liability which the Participating Holder may otherwise have. The indemnification obligation of each Participating Holder will be several and not joint, and will be limited to the proceeds actually received by such Participating Holder in such registration.

      (c) CONDUCT OF INDEMNIFICATION PROCEEDINGS. Any Person entitled to indemnification under this Agreement agrees to give prompt written notice to the indemnifying party after the receipt by such Person of any written notice of the commencement of any action, suit, proceeding, or investigation or threat thereof made in writing for which such Person will claim indemnification or contribution pursuant to this Agreement and to permit the indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to such indemnified party. If the indemnifying party assumes the defense of a claim, it will not be obligated to pay the fees and expenses of counsel to the indemnified party with respect to such claim, unless the indemnifying and indemnified parties are both named parties to any such action (including any impleaded parties) and the indemnified party has been advised that there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party (in which case such indemnified Person will promptly notify the indemnifying party in writing that it intends to employ separate counsel at the expense of the indemnifying party). In the event that the indemnified party so notifies the indemnifying party that the indemnified party intends to employ separate counsel, the indemnifying party will be obligated to pay the fees and expenses of such additional counsel, provided that the indemnifying party will not be responsible for more than one separate firm of attorneys for all the Participating Holders. The indemnifying party will not be subject to any liability for any settlement made without its consent, which consent will not unreasonably be withheld.

      (d) CONTRIBUTION. If the indemnification provided for in this ARTICLE V from the indemnifying party is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities, or expenses, then the indemnifying party, in lieu of indemnifying such indemnified party, will contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities, or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions that resulted in such losses, claims, damages, liabilities, or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties will be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above will be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if such contribution were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to above. No Person guilty of fraudulent misrepresentation (within the meaning of section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                                  ARTICLE VI
                                   DIRECTORS

      6.01 VOTING AGREEMENT. To ensure compliance with this ARTICLE VI, the Shareholder hereby irrevocably covenants and agrees to vote, or give or withhold consent with respect to, all shares of Capital Stock now owned or later acquired by it, all in accordance with the terms of this ARTICLE VI. The agreement to vote contained in this
ARTICLE VI will expire on the earlier to occur of (a) the day prior to the maximum period permitted under applicable law or (b) the Purchaser and its Affiliates ceasing to hold the Warrants, the Preferred Shares or any Warrant Shares. A counterpart of this Agreement will be deposited with the Company at its principal place of business or registered office and will be subject to the same right of examination by a shareholder of the Company, in Person or by agent or attorney, as are the books and records of the Company.

      6.02 BOARD OF DIRECTORS. So long as the Purchaser owns any Preferred Shares or not less than 25,000 shares of Registrable Securities and so long as the provisions of this ARTICLE VI remain in effect, each party to this Agreement other than the Purchaser will, at the request of the Purchaser, vote, or give or withhold consent with respect to, all shares of Capital Stock now owned or later acquired by such party in order to effectuate the terms of the fifth sentence of
Section 4.16 of the Warrant Agreement; PROVIDED, HOWEVER, that the Purchaser will not have any obligation to designate or cause any individual to serve on the board of directors of the Company. No director designated by the Purchaser or its designee may be removed without the consent of the Purchaser. The Purchaser may, at any time, terminate its rights under this ARTICLE VI by providing written notice of such termination to the Company.

                                  ARTICLE VII
                                  CONDITIONS

      The obligations of the Purchaser to effect the transactions contemplated by this Agreement will be subject to the following conditions:

      7.01 WARRANT AGREEMENT CONDITIONS. All of the conditions precedent to the obligations of the Purchaser under the Warrant Agreement will have been satisfied in full or waived.

      7.02 PROCEEDINGS. All proceedings taken in connection with the transactions contemplated by this Agreement, and all documents necessary to the consummation thereof, will be reasonably satisfactory in form and substance to the Purchaser and its counsel, and the Purchaser and its counsel will have received copies (executed or certified as may be appropriate) of all documents, instruments, and agreements that the Purchaser or its counsel may request in connection with the consummation of such transactions.

                                 ARTICLE VIII
                                 MISCELLANEOUS

      8.01 DEFAULT. It is agreed that a violation by any party of the terms of this Agreement cannot be adequately measured or compensated in money damages, and that any breach or threatened breach of this Agreement by a party to this Agreement would do irreparable injury to the nonbreaching party. It is, therefore, agreed that in the event of any breach or threatened breach by a party to this Agreement of the terms and conditions set forth in this Agreement, the nondefaulting party will be entitled, in addition to any and all other rights and remedies that it may have in law or in equity, to apply for and obtain injunctive relief requiring the defaulting party to be restrained from any such breach, or threatened breach or to refrain from a continuation of any actual breach.

      8.02 INTEGRATION. This Agreement and the Warrant Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all previous written, and all previous or contemporaneous oral, negotiations, understandings, arrangements, and agreements. This Agreement may not be amended or supplemented except by a writing signed by Company, the Shareholder, and each Holder.

      8.03 HEADINGS. The headings in this Agreement are for convenience and reference only and are not part of the substance of this Agreement. References in this Agreement to Sections and Articles are references to the Sections and Articles of this Agreement unless otherwise specified.

      8.04 SEVERABILITY. The parties to this Agreement expressly agree that it is not their intention to violate any public policy, statutory or common law rules, regulations, or decisions of any governmental or regulatory body. If any provision of this Agreement is judicially or administratively interpreted or construed as being in violation of any such policy, rule, regulation, or decision, the provision, section, sentence, word, clause, or combination thereof causing such violation will be inoperative (and in lieu thereof there will be inserted such provision, sentence, word, clause, or combination thereof as may be valid and consistent with the intent of the parties under this Agreement) and the remainder of this Agreement, as amended, will remain binding upon the parties to this Agreement, unless the inoperative provision would cause enforcement of the remainder of this Agreement to be inequitable under the circumstances.

      8.05 NOTICES. Whenever it is provided herein that any notice, demand, request, consent, approval, declaration, or other communication be given to or served upon any of the parties by another, such notice, demand, request, consent, approval, declaration, or other communication will be in writing and will be deemed to have been validly served, given, or delivered (and "the date of such notice" or words of similar effect will mean the date) five (5) days after deposit in the United States mails, certified mail, return receipt requested, with proper postage prepaid, or upon receipt thereof (whether by non-certified mail, telecopy, telegram, express delivery, or otherwise), whichever is earlier, and addressed to the party to be notified as follows:

      If to the
        Purchaser, at:        Address of the Purchaser beneath the name of the
                              Purchaser on the signature pages of this Agreement

            with courtesy     Hughes & Luce, L.L.P.
            copies to:        1717 Main Street
                              Suite 2800
                              Dallas, Texas  75201
                              Attn: Larry A. Makel, Esq.
                              FAX:  214-939-6100

      If to the
        Company, at:          Bayou Steel Corporation
                              River Road
                              LaPlace, Louisiana 70068
                              Attn: Mr. Richard J. Gonzalez
                              Fax: 504-652-0472

            with a courtesy
            copy to:          Kaye, Scholer, Fierman, Hays & Handler
                              425 Park Avenue
                              New York, New York 10022-3598
                              Attention: Rory A. Greiss, Esq.
                              Fax: (212) 836-8689

      If to
      the Shareholder, at:    Howard M. Meyers
                              2777 Stemmons Freeway, Suite 1800
                              Dallas, Texas 75207
                              Fax: (214) 631-6146

                              Bayou Steel Properties Limited
                              2777 Stemmons Freeway, Suite 1800
                              Dallas, Texas  75207
                              Attention: Howard M. Meyers
                              Fax: (214) 631-6146

            with courtesy
            copies to:        Kaye, Scholer, Fierman, Hays & Handler
                              425 Park Avenue
                              New York, New York 10022-3598
                              Attn: Rory A. Greiss, Esq.
                              Fax: (212) 836-8689

or to such other address as each party may designate for itself by like notice. Notice to any Holder other than the Purchaser will be delivered as set forth above to the address shown on the stock transfer books of the Company or the Warrant Register unless such Holder has advised the Company in writing of a different address to which notices are to be sent under this Agreement.

      Failure or delay in delivering the courtesy copies of any notice, demand, request, consent, approval, declaration, or other communication to the Persons designated above to receive copies of the actual notice will in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration, or other communication.

      No notice, demand, request, consent, approval, declaration, or other communication will be deemed to have been given or received unless and until it sets forth all items of information required to be set forth therein pursuant to the terms of this Agreement.

      8.06 SUCCESSORS. This Agreement will be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

      8.07 REMEDIES. The failure of any party to enforce any right or remedy under this agreement, or to enforce any such right or remedy promptly, will not constitute a waiver thereof, nor give rise to any estoppel against such party, nor excuse any other party from its obligations under this Agreement. Any waiver of any such right or remedy by any party must be in writing and signed by the party against which such waiver is sought to be enforced.

      8.08 PAYMENT OF EXPENSES. All costs and expenses, including, without limitation, reasonable attorneys' fees incurred by the Purchaser in efforts made to enforce the Obligations, as well as all reasonable out-of-pocket costs and expenses, including reasonable attorneys' fees and legal expenses, incurred in connection with entering into, modifying, administering and/or enforcing this Agreement and all Other Agreements and/or, in defending or prosecuting any actions or proceedings arising out of or relating to the Purchaser's transactions with the Company, or any advice given to Purchaser with respect to its rights and obligations under this Agreement or any Other Agreements will be payable to the Purchaser, on demand, and will become part of the Obligations.

      8.09 COUNTERPARTS. This Agreement may be executed in any number of counterparts, which will individually and collectively constitute one agreement.

      8.10 OTHER BUSINESS. It is understood and accepted that the Purchaser, the Holders, and their Affiliates have interests in other business ventures that may be in conflict with the activities of the Company and that nothing in this Agreement will limit the current or future business activities of such parties whether or not such activities are competitive with those of the Company. The Company and the Shareholder agree that all business opportunities in any field substantially related to the business of the Company will be pursued exclusively through the Company.

      8.11 CHOICE OF LAW. THIS AGREEMENT HAS BEEN EXECUTED, DELIVERED, AND ACCEPTED BY THE PARTIES IN WILL BE DEEMED TO HAVE BEEN MADE IN THE STATE OF LOUISIANA AND WILL BE INTERPRETED AND THE RIGHTS OF THE PARTIES DETERMINED IN ACCORDANCE WITH THE LAWS OF THE UNITED STATES APPLICABLE THERETO AND THE INTERNAL LAWS OF THE STATE OF LOUISIANA APPLICABLE TO AN AGREEMENT EXECUTED, DELIVERED AND PERFORMED THEREIN WITHOUT GIVING EFFECT TO THE CHOICE-OF-LAW RULES THEREOF OR ANY OTHER PRINCIPLE THAT COULD REQUIRE THE APPLICATION OF THE SUBSTANTIVE LAW OF ANY OTHER JURISDICTION.

      8.12 NOMINEES FOR BENEFICIAL OWNERS. In the event that any Registrable Securities are held by a nominee for the beneficial owner of such Registrable Securities, the beneficial owner of Registrable Securities may, at its election, be treated as the Holder of such Registrable Securities for purposes of any request or other action by any Holder or Holders of Registrable Securities pursuant to this Agreement or any determination of any number or percentage of shares of Registrable Securities held by any Holder or Holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities. In no event will a Holder be required to exercise the Warrant as a condition to the registration of such Warrant or Registrable Securities thereunder.

      8.13 FIDUCIARY DUTIES. The Company acknowledges and agrees that, for so long as any Warrant is outstanding and regardless of whether the Holder has exercised any portion of its Warrant, the Holder will be entitled to all rights and remedies that are otherwise available to a stockholder of the Company under the Delaware General Corporation Law, as amended from time to time.

      8.14 DUTIES AMONG HOLDERS. Each Holder agrees that no other Holder will by virtue of this Agreement be under any fiduciary or other duty to give or withhold any consent or approval under this Agreement or to take any other action or omit to take any action under this Agreement, and that each other Holder may act or refrain from acting under this Agreement as such other Holder may, in its discretion, elect.

      8.15 ACTIONS BY HOLDERS. Unless otherwise provided in this Agreement, in each instance that the Holders are required or entitled to request or consent in concert to any action in this Agreement, the Holders will be deemed to have requested or consented to such action if the Holders of a majority-in-interest of the Registrable Securities or Preferred Shares so request or consent. With respect to any such request or consent the Company shall be entitled to rely without further investigation on a written statement signed by the Purchaser (or such other party as the Purchaser may designate by written notice to the Company) that a majority-in-interest of the Holders of (i) Registrable Securities or (ii) Preferred Shares have so requested or consented, as applicable. A majority-in-interest of Holders of Registrable Securities shall consist of Holders of a majority of the Registrable Securities. A majority-in-interest of Holders of Preferred Shares shall consist of Holders of a majority of the aggregate liquidation preference of all issued and outstanding Preferred Shares.

      IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

                                  COMPANY:

                                  BAYOU STEEL CORPORATION

                                  By:    ____________________________________
                                  Name:  ____________________________________
                                  Title: ____________________________________

                                  SHAREHOLDER:

                                  BAYOU STEEL PROPERTIES LIMITED

                                  By:    ____________________________________
                                  Name:  ____________________________________
                                  Title: ____________________________________

                                  ___________________________________________
                                  HOWARD M. MEYERS

                                  PURCHASER:

                                  RICE PARTNERS II, L.P.

                                  By:   Rice Capital Group IV, L.P., its
                                        general partner

                                        By:   RMC Fund Management, L.P., its
                                              general partner

                                              By:   Rice Mezzanine Corporation,
                                                    its general partner

                                                    By: _____________________
                                                    Name: Jeffrey P. Sangalis
                                                    Its:  Managing Director

                                        5847 San Felipe, Suite 4350
                                        Houston, Texas 77057
                                        Attn:  Jeffrey P. Sangalis
                                        Fax: (713) 783-9750